26/F, HKRI Centre One, HKRI Taikoo Hui

288 Shimen Road （No.1）
Shanghai 200041, P. R. China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

Exhibit 15.2

January 20, 2023

FLJ Group Limited

2F, Building 5

No.18, Gongping Road

Hongkou District, Shanghai, 200082

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the references to our firm’s name under the headings “Part I”, “Item 3. Key Information—D. Risk Factors”, “Item 4. Information on the Company—B. Business Overview” and “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information” in FLJ Group Limited’s annual report on Form 20-F for the fiscal year ended September 30, 2022 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ JunHe LLP

JunHe LLP